Exhibit 99.1

Zebra Technologies Announces

2015 Third Quarter Financial Results

Growth and Profitability Demonstrate Continued Execution on Acquisition Objectives

Lincolnshire, Ill., Nov. 10, 2015—Zebra Technologies Corporation (NASDAQ: ZBRA) today reported that net sales for the three months ended October 3, 2015, were $916.3 million, compared with $303.3 million for the third quarter of 2014. The GAAP net loss for the third quarter was $29.0 million, or $0.57 per share, compared with GAAP net income of $14.9 million, or $0.29 per share, for the third quarter of 2014.

Summary Financial Highlights (Unaudited)

$ in millions except per share data	3Q15	3Q14	Change
GAAP net sales	$916.3	$303.3	202.1%

GAAP net (loss) income	$(29.0)	$14.9	NM
GAAP (loss) earnings per share	$(0.57)	$0.29	NM

Non-GAAP net income	$72.4	$41.6	73.9%
Non-GAAP earnings per diluted share	$1.39	$0.81	71.2%

Adjusted EBITDA (Non-GAAP)	$159.4	$74.5	114.1%
Adjusted EBITDA (%)	17.3	24.6	(7.3	) pts.

Note: Reconciliations of GAAP to Non-GAAP financial results are available in the financial tables in this release.

Non-GAAP Financial Results (unaudited)

For the third quarter of 2015, sales excluding the impact of purchase accounting were $919.1 million. Non-GAAP net income was $72.4 million, or $1.39 per diluted share, compared with $41.6 million, or $0.81 per diluted share, for the third quarter of 2014. Adjusted EBITDA for the third quarter of 2015 were $159.4 million, or 17.3% of sales compared to $74.5 million, or 24.6% of sales for the third quarter of 2014.

The company’s calculation of non-GAAP results adjusts for certain items on a tax-effected basis. Please refer to the tables included in this press release for reconciliations of GAAP to non-GAAP financial results.

“Our third quarter results demonstrate the continued success of our focus on growth and execution. In the year since the acquisition closed, we have returned Enterprise to consistent growth and made progress toward achieving our long-term financial objectives,” said Anders Gustafsson, CEO of Zebra Technologies. “With the proliferation of connected devices and the expanding mobile workforce, organizations are increasingly choosing our technology to expand their competitive advantage and enable the smart, connected enterprise.”

Discussion and Analysis – Third Quarter

•

Net sales were $916.3 million on a GAAP basis, and include a reduction of $2.8 million for a purchase accounting adjustment related to service contracts acquired with the Enterprise business. This reflects an increase of $613.0 million from the third quarter of 2014. Sales in the Enterprise business, excluding the purchase accounting adjustment noted above, accounted for $605.1 million of the increase. Pre-transaction

Zebra sales were $314.0 million compared to $303.3 million in the third quarter of 2014. On a constant currency basis, and excluding the purchase accounting adjustment, third quarter year-over-year sales growth inclusive of estimated 2014 Enterprise sales was 6% for total Zebra and 5% for Enterprise. Pre-transaction Zebra sales were up 8% in constant currency.

•	Gross margin for the third quarter on a GAAP basis was 45.2% including the impact of purchase accounting adjustments associated with service contracts and costs of goods sold. Excluding purchase accounting adjustments, adjusted gross margin percentage for the quarter was 45.5%. Compared to 50.0% gross margin in the third quarter of 2014, gross margin percentage reflects the change in mix associated with the sale of Enterprise products which generally have a lower gross margin percentage than pre-transaction Zebra products and the impact of foreign currency movements, net of hedges.

•	Operating expenses for the third quarter of 2015 of $389.0 million, increased by $264.5 million from the prior year’s third quarter, primarily as a result of the Enterprise acquisition. Operating expenses for the third quarter of 2015 include $42.7 million in acquisition, integration, exit and restructuring costs, versus $35.2 million in the prior year quarter, as well as $58.5 million for amortization of intangible assets, compared with $2.6 million for the third quarter of 2014.

•	As of October 3, 2015, the company had cash of $258.0 million, accounts receivable of $625.8 million, inventories of $408.2 million, and long-term debt of $3.0 billion.

•	Subsequent to the end of the quarter, the company made $65 million of scheduled interest payments and $20 million in additional term loan principal payments.

Fourth Quarter Outlook

The company expects net sales in the fourth quarter of 2015 to be within a range of $945 million to $975 million excluding purchase accounting adjustments. This forecast reflects an expectation of year-over-year growth of 3.6% to 6.9% in constant currency, on an estimated historical basis for the Enterprise business. Non-GAAP earnings are expected in the range of $1.38 to $1.63 per share. Adjusted EBITDA are forecast within a range of $155 million to $170 million. Compared to the third quarter currency environment, the impacts on our fourth quarter outlook resulting from the most recent strengthening of the U.S. dollar against the Euro include reductions in top-line sales of approximately $6 million, EBITDA of approximately $5 million and Non-GAAP EPS of approximately five cents per share.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the third quarter of 2015. The conference call will be held at 8:30 A.M. Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Similarly, statements herein that describe the transaction between Zebra and Motorola Solutions including, its financial impact, and other statements of management’s beliefs, intentions, or goals are also forward-looking statements. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions, including the Enterprise business of Motorola Solutions, could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2014.

About Zebra Technologies

Zebra (NASDAQ: ZBRA) makes businesses as smart and connected as the world we live in. Zebra tracking and visibility solutions transform the physical to digital, creating the data streams businesses need in order to simplify operations, know more about their business, and empower their mobile workforce. For more information, visit www.zebra.com/possibilities.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, consisting of “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income” and “Non-GAAP earnings per share” in addition to measure our operating performance. Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Reconciliations of Operating Income to EBITDA, EBITDA to Adjusted EBITDA, and GAAP net income to Non-GAAP net income are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Contact:

Investors:	Media:
Dean Lindroth	Therese Van Ryne
Vice President, Finance	Director, Global PR and Industry Analyst Relations
+ 1 847 793 5653	+ 1 847 370 2317
dlindroth@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	October 3, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$258,022	$393,950
Investments and marketable securities	—	24,385
Accounts receivable, net	625,777	670,402
Inventories, net	408,158	394,176
Deferred income taxes	103,442	122,772
Income tax receivable	10,760	12,988
Prepaid expenses and other current assets	83,096	53,377

Total Current assets	1,489,255	1,672,050

Property and equipment at cost, less accumulated depreciation and amortization	291,754	255,092
Goodwill	2,488,501	2,489,510
Other intangibles, net	816,933	1,029,293
Other long-term assets	92,547	93,121

Total Assets	$5,178,990	$5,539,066

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$314,279	$326,524
Accrued liabilities	379,261	421,070
Deferred revenue	203,792	196,213
Current portion of long-term debt	—	4,209
Income taxes payable	1,592	4,518

Total Current liabilities	898,924	952,534
Long-term debt	3,043,225	3,156,490
Long-term deferred tax liability	128,033	199,853
Long-term deferred revenue	109,203	115,847
Other long-term liabilities	85,577	74,434

Total Liabilities	4,264,962	4,499,158

Stockholders’ Equity:
Preferred stock	—	—
Class A common stock	722	722
Additional paid-in capital	187,091	147,090
Treasury stock	(632,231)	(634,664)
Retained earnings	1,404,802	1,535,307
Accumulated other comprehensive loss	(46,356)	(8,547)

Total Stockholders’ Equity	914,028	1,039,908

Total Liabilities and Stockholders’ Equity	$5,178,990	$5,539,066

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net sales:
Net sales of tangible products	$787,441	$282,643	$2,304,698	$814,584
Revenue from services and software	128,832	20,629	394,533	65,377

Total Net sales	916,273	303,272	2,699,231	879,961

Cost of sales:
Cost of sales of tangible products	403,520	141,842	1,195,902	409,253
Cost of services and software	98,697	9,924	286,873	29,095

Total Cost of sales	502,217	151,766	1,482,775	438,348

Gross profit	414,056	151,506	1,216,456	441,613

Operating expenses:
Selling and marketing	120,217	36,781	367,443	107,952
Research and development	100,340	25,225	295,844	71,792
General and administrative	67,235	24,741	203,030	79,453
Amortization of intangible assets	58,499	2,597	189,788	7,936
Acquisition and integration costs	37,010	35,326	94,507	60,617
Exit and restructuring costs	5,734	(120)	34,852	434

Total Operating expenses	389,035	124,550	1,185,464	328,184

Operating income	25,021	26,956	30,992	113,429

Other (expense) income:
Foreign exchange (loss)	(5,255)	(83)	(21,194)	(332)
Interest (expense)/income	(45,002)	171	(145,262)	(2,368)
Other, net	(306)	(2,238)	(908)	(1,381)

Total Other (expenses)	(50,563)	(2,150)	(167,364)	(4,081)

(Loss) income before income taxes	(25,542)	24,806	(136,372)	109,348
Income tax expense (benefit)	3,408	9,861	(5,867)	25,240

Net (loss) income	$(28,950)	$14,945	$(130,505)	$84,108

Basic (loss) earnings per share	$(0.57)	$0.29	$(2.56)	$1.66
Diluted (loss) earnings per share	$(0.57)	$0.29	$(2.56)	$1.64

Basic weighted average shares outstanding	51,152	50,835	50,926	50,615
Diluted weighted average and equivalent shares outstanding	51,152	51,461	50,926	51,251

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014

Net (loss) income	$(28,950)	$14,945	$(130,505)	$84,108

Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on anticipated sales hedging transactions	(2,812)	5,133	(5,763)	6,522
Unrealized gain (loss) on forward interest rate swaps hedging transactions	(6,560)	(781)	(10,447)	(781)
Unrealized holding (loss) gain on investments	(254)	240	(272)	736
Foreign currency translation adjustment	(11,083)	(191)	(21,327)	(387)

Comprehensive (loss) income	$(49,659)	$19,346	$(168,314)	$90,198

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Nine Months Ended
	October 3, 2015	September 27, 2014
Cash flows from operating activities:
Net (loss) income	$(130,505)	$84,108
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	240,418	27,223
Amortization of debt issuance cost and discount	12,526	—
Equity-based compensation	25,270	10,304
Impairment of long term investment	—	2,333
Excess tax benefit from equity-based compensation	(11,463)	(5,779)
Deferred income taxes	(37,661)	4,509
Unrealized (gain) loss on forward interest rate swaps	(3,397)	2,248
All other, net	11,793	135
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable	41,027	(10,810)
Inventories	(25,953)	(18,606)
Other assets	(32,796)	(10,859)
Accounts payable	8,169	7,975
Accrued liabilities	2,470	21,160
Deferred revenue	7,495	2,667
Income taxes	12,619	6,664
Other operating activities	(4,151)	6,406

Net cash provided by operating activities	115,861	129,678

Cash flows from investing activities:
Purchases of property and equipment	(87,371)	(20,023)
Acquisition of businesses, net of cash acquired	(51,889)	—
Proceeds from sale of long-term investments	3,009	—
Purchases of long-term investments	(168)	(1,870)
Purchases of investments and marketable securities	(726)	(384,134)
Maturities of investments and marketable securities	—	44,158
Proceeds from sales of investments and marketable securities	24,852	211,975

Net cash used in investing activities	(112,293)	(149,894)

Cash flows from financing activities:
Payment of debt	(130,000)	—
Proceeds from exercise of stock options and stock purchase plan purchases	14,357	13,090
Taxes paid related to net share settlement of equity awards	(13,028)	(1,126)
Excess tax benefit from equity-based compensation	11,463	5,779

Net cash (used in) provided by financing activities	(117,208)	17,743

Effect of exchange rate changes on cash	(22,288)	(140)

Net (decrease) increase in cash and cash equivalents	(135,928)	(2,613)
Cash and cash equivalents at beginning of period	393,950	62,827

Cash and cash equivalents at end of period	$258,022	$60,214

Supplemental disclosures of cash flow information:
Income taxes paid, net	$31,593	$12,656
Interest paid	118,151	—

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

NET SALES BY PRODUCT CATEGORY

	Three Months Ended
Product category	October 3, 2015	September 27, 2014	Percent Change	Percent of Net Sales 2015	Percent of Net Sales 2014
Hardware	$718,660	$217,000	231.2	78.4	71.6
Supplies	68,781	65,643	4.8	7.5	21.6
Service and software	128,832	20,629	524.5	14.1	6.8

Total net sales	$916,273	$303,272	202.1	100.0	100.0

	Nine Months Ended
Product category	October 3, 2015	September 27, 2014	Percent Change	Percent of Net Sales 2015	Percent of Net Sales 2014
Hardware	$2,101,433	$620,158	238.9	77.9	70.5
Supplies	203,265	194,426	4.5	7.5	22.1
Service and software	394,533	65,377	503.5	14.6	7.4

Total net sales	$2,699,231	$879,961	206.7	100.0	100.0

NET SALES BY GEOGRAPHIC REGION

	Three Months Ended
Geographic region	October 3, 2015	September 27, 2014	Percent Change	Percent of Net Sales 2015	Percent of Net Sales 2014
Europe, Middle East and Africa	$275,749	$94,375	192.2	30.1	31.1
Latin America	55,264	29,060	90.2	6.0	9.6
Asia-Pacific	121,708	45,705	166.3	13.3	15.1

Total International	452,721	169,140	167.7	49.4	55.8
North America	463,552	134,132	245.6	50.6	44.2

Total net sales	$916,273	$303,272	202.1	100.0	100.0

	Nine Months Ended
Geographic region	October 3, 2015	September 27, 2014	Percent Change	Percent of Net Sales 2015	Percent of Net Sales 2014
Europe, Middle East and Africa	$869,675	$280,015	210.6	32.2	31.8
Latin America	163,711	79,904	104.9	6.1	9.1
Asia-Pacific	345,557	124,007	178.7	12.8	14.1

Total International	1,378,943	483,926	184.9	51.1	55.0
North America	1,320,288	396,035	233.4	48.9	45.0

Total net sales	$2,699,231	$879,961	206.7	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(Amounts in thousands, except per-share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2015	2014	2015	2014
Net (loss) income	$(28,950)	$14,945	$(130,505)	$84,108

Income tax expense (benefit)	3,408	9,861	(5,867)	25,240
Equity/liability awards	8,884	3,194	26,403	10,304
Acquisition and integration costs	37,010	35,326	94,507	60,617
Exit and restructuring costs	5,734	(120)	34,852	434
Purchase accounting adjustments	4,230	—	15,993	—
Foreign exchange loss (income)	5,255	83	21,194	332
Amortization of intangible assets	58,499	2,597	189,788	7,936
Amortization of debt issuance cost and discount	2,864	—	12,526	—
Forward interest rate swaps (gain) loss	(3,361)	—	(3,397)	2,248
Tax effects	(21,166)	(24,239)	(57,307)	(53,895)

Total adjustments	101,357	26,702	328,692	53,216

Non-GAAP net income	$72,407	$41,647	$198,187	$137,324

GAAP (loss) earnings per share
Basic	$(0.57)	$0.29	$(2.56)	$1.66

Diluted	$(0.57)	$0.29	$(2.56)	$1.64

Non-GAAP earnings per share
Basic	$1.42	$0.82	$3.89	$2.71

Diluted	$1.39	$0.81	$3.80	$2.68

Basic weighted average shares outstanding	51,152	50,835	50,926	50,615
Diluted weighted average and equivalent shares outstanding	52,255	51,461	52,088	51,251

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
	2015	2014	2015	2014
Net (Loss) Income to EBITDA and Adjusted EBITDA
Net (loss) income	$(28,950)	$14,945	$(130,505)	$84,108
Income tax expense (benefit)	3,408	9,861	(5,867)	25,240
Total other expense	50,563	2,150	167,364	4,081

Operating income	25,021	26,956	30,992	113,429

Depreciation	20,054	6,530	50,630	19,287
Amortization of intangible assets	58,499	2,597	189,788	7,936

EBITDA (Non-GAAP)	103,574	36,083	271,410	140,652

Acquisition and integration costs	37,010	35,326	94,507	60,617
Purchase accounting adjustments	4,230	—	15,993	—
Exit and restructuring costs	5,734	(120)	34,852	434
Equity/liability awards	8,884	3,194	26,403	10,304

Adjusted EBITDA (Non-GAAP)	$159,432	$74,483	$443,165	$212,007

Adjusted EBITDA % of Sales	17.3%	24.6%	16.3%	24.1%